EXHIBIT 10.2

                         NATIONAL PENN BANCSHARES, INC.


                                  PENSION PLAN



                (Amended and Restated Effective January 1, 2001)

                         NATIONAL PENN BANCSHARES, INC.

                                  PENSION PLAN



              The National Bank of Boyertown adopted The National Bank of Boyertown Pension Plan for Full-Time Employees (the "Plan"), effective January 1, 1974, for certain of its employees.

              The National Bank of Boyertown Pension Plan for Full-Time Employees has been amended from time to time, and was amended in its entirety and restated, effective January 1, 1977, and effective January 1, 1984 when National Penn Bancshares, Inc. (the "Company") assumed sponsorship of the Plan and renamed it the National Penn Bancshares, Inc. Pension Plan.

              The Company amended or amended and completely restated the Plan from time to time.

              The Company hereby amends and completely restates the Plan effective January 1, 2001, except as expressly stated to the contrary herein subject to the subsequent condition that the Internal Revenue Service issues a determination that the Plan continues to meet all applicable requirements of section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), that employer contributions thereto remain deductible under section 404 of the Code and that the fund maintained with respect thereto remains tax exempt under sections 401 and 501 of the Code. The Plan, as amended and restated, shall apply only to an Employee who is credited with an Hour of Service (as defined at subsection 1(s)) on or after January 1, 2001, except as expressly stated to the contrary herein. The rights and benefits, if any, of a former employee shall be determined in accordance with the provisions of a Plan as in effect on the date he last was credited with an Hour of Service.

              The Plan is intended to include all provisions required under the statutes listed below effective as of their respective effective dates or as provided in subsection 18(k).

               o    Uruguay Round Agreements Act, Pub. L. 103-45

               o Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353;

               o    Small Business Job Protection Act of 1996, Pub. L. 104-188;

               o    Taxpayer Relief Act of 1997, Pub. L. 105-34;

               o Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206; and

               o    Community Renewal Tax Relief Act of 2000, Pub. L. 106-554.




                                       (i)

                         NATIONAL PENN BANCSHARES, INC.
                                  PENSION PLAN
                (Amended and Restated Effective January 1, 2001)


                                TABLE OF CONTENTS
  Section                                                                                                    Page
        1                      DEFINITIONS......................................................................  1
                 (a)                  Accrued Benefit...........................................................  1
                 (b)                  Actuarially Equivalent Amount.............................................  1
                 (c)                  Actuary...................................................................  1
                 (d)                  Administrator or Plan Administrator.......................................  1
                 (e)                  Annuity Starting Date.....................................................  2
                 (f)                  Average Annual Compensation...............................................  2
                 (g)                  Board of Directors........................................................  2
                 (h)                  Break in Service..........................................................  2
                 (i)                  Code......................................................................  2
                 (j)                  Committee or Administrative Committee.....................................  2
                 (k)                  Company...................................................................  2
                 (l)                  Compensation..............................................................  2
                 (m)                  Early Retirement Date.....................................................  2
                 (n)                  Employee..................................................................  3
                 (o)                  Entry Date................................................................  3
                 (p)                  ERISA.....................................................................  3
                 (q)                  Fiduciary.................................................................  3
                 (r)                  Fund......................................................................  3
                 (s)                  Hour of Service...........................................................  4
                 (t)                  Late Retirement Date......................................................  5
                 (u)                  Limitation Year...........................................................  5
                 (v)                  Member....................................................................  5
                 (w)                  Month of Service..........................................................  5
                 (x)                  Normal Retirement Date....................................................  5
                 (y)                  Participating Company.....................................................  6
                 (z)                  Period of Service.........................................................  6
                (aa)                  Period of Severance.......................................................  6
                (ab)                  Plan......................................................................  6
                (ac)                  Plan Year.................................................................  6
                (ad)                  Qualified Joint and Survivor Annuity......................................  6
                (ae)                  Related Entity............................................................  6
                (af)                  Restatement Effective Date................................................  7
                (ag)                  Service...................................................................  7
                (ah)                  Severance Date............................................................  7
                (ai)                  Social Security Covered Compensation......................................  8
                (aj)                  Social Security Retirement Age............................................  9
                (ak)                  Trust Agreement...........................................................  9
                (al)                  Trustee...................................................................  9
                (am)                  Year of Service for Eligibility...........................................  9






                                                        (ii)





  Section                                                                                                    Page
        2                      PLAN ADMINISTRATION.............................................................. 10
                 (a)                  ERISA Reporting and Disclosure by Administrator........................... 10
                 (b)                  Committee................................................................. 10
                 (c)                  Multiple Capacities....................................................... 10
                 (d)                  Committee Powers.......................................................... 10
                 (e)                  Allocation of Fiduciary Responsibility.................................... 11
                 (f)                  Claims.................................................................... 12
                 (g)                  Fiduciary Compensation.................................................... 13
                 (h)                  Plan Expenses............................................................. 13
                 (i)                  Fiduciary Insurance....................................................... 13
                 (j)                  Indemnification........................................................... 13


        3                      PARTICIPATION IN THE PLAN........................................................ 14
                 (a)                  Initial Eligibility....................................................... 14
                 (b)                  Measuring Service......................................................... 15
                 (c)                  Termination and Requalification........................................... 15
                 (d)                  Commencement of Participation............................................. 16
                 (e)                  Termination of Membership................................................. 16


        4                      NORMAL RETIREMENT................................................................ 17
                 (a)                  Eligibility............................................................... 17
                 (b)                  Calculation of Accrued Benefit............................................ 17
                 (c)                  Crediting Service for Benefit Accrual..................................... 17
                 (d)                  Re-employment After Retirement............................................ 18
                 (e)                  Social Security Changes................................................... 18


        5                      BENEFIT DISTRIBUTION............................................................. 19
                 (a)                  Retirement Income......................................................... 19
                 (b)                  Method of Election........................................................ 20
                 (c)                  Election Period........................................................... 20
                 (d)                  Latest Benefit Commencement Date.......................................... 21
                 (e)                  Compliance with Code Requirements......................................... 21


        6                      MAXIMUM BENEFITS AND CONTRIBUTIONS............................................... 23
                 (a)                  Defined Benefit Limitation................................................ 23
                 (b)                  Definition of Compensation for Code Limitations........................... 25


        7                      LATE RETIREMENT.................................................................. 27
                 (a)                  Eligibility............................................................... 27
                 (b)                  Benefit Amount............................................................ 27
                 (c)                  Payment................................................................... 27





                                                        (iii)





  Section                                                                                                    Page
        8                      EARLY RETIREMENT................................................................. 28
                 (a)                  Eligibility............................................................... 28
                 (b)                  Payment................................................................... 28


        9                      TERMINATION OF EMPLOYMENT BENEFIT................................................ 29
                 (a)                  Eligibility............................................................... 29
                 (b)                  Calculating Years of Service for Vesting.................................. 29
                 (c)                  Calculation of Accrued Benefit............................................ 29
                 (d)                  Commencement of Benefit and Cashouts...................................... 29
                 (e)                  Determination of Present Value............................................ 30
                 (f)                  Applicable Interest Rate and Mortality Table.............................. 30
                 (g)                  Rollover Election......................................................... 31


       10                      DEATH BENEFITS................................................................... 33
                 (a)                  Lump Sum Pre-Retirement Death Benefit..................................... 33
                 (b)                  Spouse's Annuity Benefit.................................................. 33
                 (c)                  Death Benefit After Retirement............................................ 35
                 (d)                  Beneficiary Designation................................................... 35
                 (e)                  Beneficiary List.......................................................... 36
                 (f)                  Manner and Form of Payment................................................ 36
                 (g)                  Cashout................................................................... 37
                 (h)                  Qualified Domestic Relations Order Exception.............................. 37


       11                      FUNDING AND FUND ADMINISTRATION.................................................. 38
                 (a)                  Investment................................................................ 38
                 (b)                  Participating Company Contributions....................................... 38
                 (c)                  Actuarial Certification................................................... 38
                 (d)                  Valuation................................................................. 38
                 (e)                  Exclusive Source of Benefits.............................................. 38
                 (f)                  Forfeitures............................................................... 38
                 (g)                  Member Contributions...................................................... 38


       12                      TITLE TO ASSETS.................................................................. 39


       13                      AMENDMENT AND TERMINATION........................................................ 40
                 (a)                  Amendment................................................................. 40
                 (b)                  Termination............................................................... 40
                 (c)                  Conduct on Termination.................................................... 40
                 (d)                  Allocation of Fund Upon Termination....................................... 40
                 (e)                  Missing Member at Plan Termination........................................ 41
                 (f)                  Limitation on Benefits.................................................... 41




                                                        (iv)





  Section                                                                                                    Page
       14                      LIMITATION OF RIGHTS............................................................. 43
                 (a)                  Alienation................................................................ 43
                 (b)                  Qualified Domestic Relations Order Exception.............................. 43
                 (c)                  Employment................................................................ 43


       15                      MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN
                                       ASSETS................................................................... 44
                 (a)                  General Rule.............................................................. 44
                 (b)                  Protected Benefits........................................................ 44


       16                      PARTICIPATION BY RELATED ENTITIES................................................ 45
                 (a)                  Commencement.............................................................. 45
                 (b)                  Termination............................................................... 45
                 (c)                  Single Plan............................................................... 45
                 (d)                  Delegation of Authority................................................... 45


       17                      TOP-HEAVY REQUIREMENTS........................................................... 46
                 (a)                  General Rule.............................................................. 46
                 (b)                  Definitions............................................................... 46
                 (c)                  Vesting................................................................... 48
                 (d)                  Minimum Benefit........................................................... 49


       18                      MISCELLANEOUS.................................................................... 50
                 (a)                  Incapacity................................................................ 50
                 (b)                  Reversions................................................................ 50
                 (c)                  Employee Data............................................................. 51
                 (d)                  In Writing Requirement.................................................... 51
                 (e)                  Doubt as to Right to Payment.............................................. 51
                 (f)                  Inability to Locate Distributee........................................... 51
                 (g)                  Estoppel of Members and Their Beneficiaries............................... 51
                 (h)                  Law Governing............................................................. 52
                 (i)                  Pronouns...................................................................52
                 (j)                  Interpretation............................................................ 52
                 (k)                  Special Effective Dates................................................... 52

        Schedule A...............................................................................................54







                                                         (v)

1.           DEFINITIONS

                     (a) "Accrued Benefit" shall mean on any date of determination prior to the Member's Normal Retirement Date a monthly pension for the Member's life, commencing on the first day of the month following the Member's Normal Retirement Date in an amount equal to one-twelfth of the annual amount determined under Section 8 or 9, whichever is applicable. "Accrued Benefit" shall mean on any date of determination at or after a Member's Normal Retirement Date a monthly pension for the Member's life, commencing on the first day of the month following the Member's actual retirement in an amount equal to one-twelfth of the annual amount determined under Section 4 or 7, whichever is applicable. A Member's "Accrued Benefit" shall not include the value of the pre-retirement death benefit provided under subsection 10(a).

                     (b) "Actuarially Equivalent Amount" shall mean for purposes of converting from one form of annuity to another or when changing from one Annuity Starting Date to another an amount equal in value under the assumptions that (i) money increases at the rate of 7.0% per year, compounded annually, and
(ii) mortality will occur in accordance with the 1984 Unisex Pension Mortality Table . Notwithstanding the foregoing, (i) for purposes of the limitations of subsection 6(a), the mortality table and interest rate specified therein shall apply; (ii) the present value of a single sum or lump sum distribution shall be determined using the mortality table and interest rate specified in subsection 9(f); and (iii) the amount of any optional form of settlement may not be less than the amount determined under subsection 5(a)(iv).

                     (c) "Actuary" shall mean a person who is enrolled by the Joint Board for the Enrollment of Actuaries established under Title III, Subtitle C of ERISA to perform actuarial services with respect to pension plans subject to ERISA.

                     (d) "Administrator" or "Plan Administrator" shall mean the individual or group of individuals designated pursuant to subsection 2(a) to discharge the statutory responsibilities of a plan administrator under ERISA.

                     (e) "Annuity Starting Date" shall mean the first day of the first period for which an amount is payable as an annuity.

                     (f) "Average Annual Compensation" shall mean the average of a Member's Compensation for the five full consecutive Plan Years in the final ten (or fewer) full consecutive Plan Years that the Member is employed in an eligible status as of the date of determination which yields the highest average. For this purpose, nonconsecutive Plan Years interrupted by periods in which the Member is not in an eligible status shall be treated as consecutive. If a Member does not have five full consecutive Plan Years of employment in an eligible status, his Average Annual Compensation shall be the annual amount determined by dividing his Compensation during the period in which he is an eligible status by the number of years and fractional years thereof (basing fractional years on completed months).

                     (g) "Board of Directors" shall mean the Board of Directors of the Company.

                     (h) "Break in Service" shall mean a Period of Severance of at least five years.

                     (i) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the same as may be further amended from time to time.

                     (j) "Committee" or "Administrative Committee" shall mean the individual or group of individuals designated pursuant to subsection 2(b) to control and manage the operation and administration of the Plan to the extent set forth herein.

                     (k) "Company" shall mean National Penn Bancshares, Inc.

                     (l) "Compensation" for a Plan Year shall mean the amount of a Member's total taxable income paid by a Participating Company with respect to any Plan Year excluding bonuses, plus elective deferrals under sections 401(k), 125 or 132(f) of the Code made on a Member's behalf under any Plan in which the Member participates, taking into account only amounts earned in an eligible status. A Member's Compensation shall not include amounts that are taxable to him but are not paid to him in cash. "Compensation" with respect to any Member for any Plan Year shall be limited to $170,000 (or an increased amount resulting from a cost of living adjustment under subsection 415(d) of the Code).

                     (m) "Early Retirement Date" shall mean the date on which a

Member has both attained age 55 and completed ten years of Service. For purposes of this subsection, years of Service shall be calculated under subsection 9(b).

                     (n) "Employee" shall mean each and every person who is an employee of a Participating Company or a Related Entity. The term "Employee" shall also include a person who is a "leased employee" with respect to a Participating Company or a Related Entity. The term "leased employee" means any person who is not an employee of a Participating Company and who provides services to a Participating Company if (i) such services are provided pursuant to an agreement between a Participating Company and any other person, (ii) the person has performed such services for a Participating Company (or a Participating Company and Related Entities) on a substantially full-time basis for a period of at least one year and (iii) such services are performed under the primary direction or control of a Participating Company or a Related Entity. Notwithstanding the foregoing, no person who is a "leased employee" or who a Participating Company determines is not its employee for purposes of wage withholding required under section 3401, et. seq. of the Code (regardless of whether an administrative agency or court rules that such person is a Participating Company's employee for any purpose) shall be eligible to participate in this Plan or be deemed an "Employee" for purposes of eligibility to participate in this Plan.

                     (o) "Entry Date" shall mean January 1st and July 1st of each Plan Year.

                     (p) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the same as may be further amended from time to time.

                     (q) "Fiduciary" shall mean a person who, with respect to the Plan, (i) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control with respect to management or disposition of the Plan's assets, (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan, or has any authority or responsibility to do so, or (iii) has any discretionary authority or discretionary responsibility in the administration of the Plan.

                     (r) "Fund" shall mean the assets of the Plan.

                     (s) "Hour of Service"

                                (i) General Rule. "Hour of Service" shall mean
each hour (A) for which an Employee is directly or indirectly paid or entitled to payment by a Participating Company or a Related Entity for the performance of duties or (B) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by a Participating Company or a Related Entity. These hours shall be credited to the Employee for the period or periods in which the duties were performed or to which the award or agreement pertains irrespective of when payment is made. The same hours shall not be credited under both (A) and (B) above.

                                (ii) Paid Absences. An Employee tly paid, or
entitled to payment, by a Participating Company or a Related Entity for reasons other than the performance of duties or absence due to vacation, holiday, illness, incapacity, disability, layoff, jury duty or authorized leave of absence for a period not exceeding one year for any reason in accordance with a uniform policy established by the Committee, provided, however, not more than 501 "Hours of Service" shall be credited to an Employee under this subsection 1(s)(ii) on account of any single, continuous period during which the Employee performs no duties and provided, further, that no credit shall be given if payment (A) is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws or (B) is made solely to reimburse an Employee for medical or medically related expenses incurred by the Employee.

                                (iii) Military. An Employee shall also be
credited with one "Hour of Service" for each hour during which the Employee is absent on active duty in the military service of the United States under leave of absence granted by a Participating Company or a Related Entity provided he returns to employment with a Participating Company or a Related Entity within 90 days after his release from active duty. Notwithstanding the foregoing or any provision of this Plan to the contrary, Hours of Service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code if that provides greater credit.

                                (iv) Equivalencies. If, for Plan purposes, an
Employee's records are kept on other than an hourly basis as described above, the Committee, according to uniform rules applicable to a class of Employees or Members, may apply the following equivalencies for purposes of crediting "Hours of Service":

Basis Upon Which Records Are Maintained  Credit Granted to Individual for Period
---------------------------------------  ---------------------------------------

             Shift                                 Actual hours for full shift
             Day                                     10 Hours of Service
             Week                                    45 Hours of Service
             Semi-monthly Period                     95 Hours of Service
             Month                                  190 Hours of Service

                                (v) Miscellaneous. For purposes of this
subsection 1(s), the regulations issued by the Secretary of Labor at 29 CFR ss.2530.200b - 2(b) and (c) are incorporated by reference. Nothing herein shall be construed as denying an Employee credit for an "Hour of Service" if credit is required by federal law.

                     (t) "Late Retirement Date" shall mean the date on which a Member actually retires after his Normal Retirement Date.

                     (u) "Limitation Year" shall mean the consecutive twelve-month period commencing on January 1st and ending on December 31st.

                     (v) "Member" shall mean each Employee of a Participating Company who satisfies the requirements for participation under Section 3 hereof and each other person who has an Accrued Benefit held under the Plan.

                     (w) "Month of Service" shall mean a calendar month during which an individual (i) is credited with at least one Hour of Service or (ii) is deemed employed. For purposes of this definition, an individual shall be "deemed employed" during any period of 12 consecutive months or less during which the individual fails to complete an Hour of Service, between the last day of the last calendar month in which he is credited with at least one Hour of Service and the earlier of the date he is again credited with an Hour of Service or his Severance Date.

                     (x) "Normal Retirement Date" shall mean the date on which a Member attains age 65.

                     (y) "Participating Company" shall mean each Related Entity with respect to the Company which adopts or is deemed to adopt this Plan pursuant to Section 16. The term shall also include the Company, unless the context otherwise requires.

                     (z) "Period of Service" shall mean the period of time commencing on the date on which an Employee first is credited with an Hour of Service or, if applicable, on the date following a Period of Severance of one year or more on which an Employee first is credited with an Hour of Service provided he re-qualifies for participation under subsection 3(c), and ending on the next following Severance Date; provided, however, the period beginning on the anniversary of the date of an Employee's absence due to maternity or paternity and ending on the second anniversary thereof shall not be included in a Period of Service. A Period of Severance of less than one year shall be included in a Period of Service for all purposes other than crediting service for purposes of benefit accrual under subsection 4(c).

                     (aa) "Period of Severance" shall mean the period of time commencing on an Employee's Severance Date and ending on the date on which the Employee first again is credited with an Hour of Service exclusive of periods during which an Employee is on an unpaid leave pursuant to the Family and Medical Leave Act of 1993.

                     (ab) "Plan" shall mean the National Penn Bancshares, Inc. Pension Plan as amended and restated as set forth herein effective January 1, 2001, and the same as may be amended from time to time.

                     (ac) "Plan Year" shall mean the consecutive twelve-month period commencing on January 1st and ending on December 31st.

                     (ad) "Qualified Joint and Survivor Annuity" shall mean an annuity for the life of the Member with a survivor annuity for the life of the Member's spouse which is equal to 50% of the amount of the annuity payable during the joint lives of the Member and his spouse. However, if a Member is not married, "Qualified Joint and Survivor Annuity" shall mean a straight life annuity for the Member's life.

                     (ae) "Related Entity" shall mean (i) all corporations which are members with a Participating Company in a controlled group of corporations within the meaning of section 1563(a) of the Code, determined without regard to sections 1563(a)(4) and (e)(3)(C) of the Code, (ii) all trades or businesses (whether or not incorporated) which are under common control with a Participating Company as determined by regulations promulgated under section 414(c) of the Code, (iii) all trades or businesses which are members of an affiliated service group with a Participating Company within the meaning of section 414(m) of the Code and (iv) any entity required to be aggregated with a Participating Company under regulations prescribed under section 414(o) of the Code (to the extent required by such regulations); provided, however, for purposes of Section 6, the definition shall be modified to substitute the phrase "more than 50%" for the phrase "at least 80%" each place it appears in section 1563(a)(1) of the Code. Furthermore, for purposes of crediting Hours of Service for eligibility to participate and Service for purposes of vesting, employment as a "leased employee," within the meaning of section 414(n) of the Code, of a Participating Company or a Related Entity shall be treated as employment for a Participating Company or a Related Entity. For purposes of subsection 3(a) governing Hours of Service credited for purposes of eligibility to participate and subsection 8(b) governing Service credited for purposes of vesting, each of the entities listed on Schedule A (and entities included within a controlled group of corporations within which any of them was included or a predecessor to any of them) shall be deemed a "Related Entity" for periods prior to the date set forth opposite its name on Column 1 of Schedule A. In any other case, an entity is a "Related Entity" only during those periods in which it is included in a category described in this subsection. If a Participating Company acquires the stock or business of an entity, such entity shall not be a "Related Entity" with respect to periods prior to the acquisition unless and until specified herein.

                     (af) "Restatement Effective Date" shall mean January 1,
2001.

                     (ag) "Service" shall mean the sum of an Employee's Periods of Service. Service is measured in years and months.

                     (ah) "Severance Date" shall mean the earlier of (i) the date an Employee quits, is discharged (or severed, if later), retires or dies or
(ii) the first anniversary of the date an Employee is absent from the employ of all Participating Companies and all Related Entities for any reason other than an approved leave of absence granted in writing by the Company according to a uniform rule applied without discrimination or in accordance with applicable law provided the Employee returns to the employ of a Participating Company or a Related Entity upon completion of the leave. However, if the Employee was on any period of unpaid leave taken pursuant to the Family and Medical Leave Act of 1993, he shall not incur a Severance Date for purposes of subsection 1(i) until the leave expires, or, if applicable, the date determined under the last sentence of this subsection. Further, an Employee who terminates Service to enter the military service of the United States shall not suffer a Severance Date as of such date provided (i) such Employee's rights are protected by The Uniform Services Employment and Reemployment Rights Act of 1994 or other federal law and (ii) such Employee returns to employment with a Participating Company or a Related Entity within the period required by law for preservation of his rights. Under such circumstances, an Employee shall receive credit for Service for his entire period of absence. If an Employee on an approved leave of absence or qualified military service does not return to the employ of a Participating Company or a Related Entity upon completion of the leave or expiration of the period provided by law in the case of qualified military service, his Severance Date generally shall be the last day for which he received his regular pay. In addition, for purposes of subsection 1(i), an Employee shall not suffer a Severance Date until the second anniversary of the date on which such Employee is absent from work (i) by reason of the Employee's pregnancy, (ii) by reason of the birth of the Employee's child, (iii) by reason of the placement of a child with such Employee in connection with an adoption of such child by the Employee or (iv) for purposes of caring for a child for a period beginning immediately following birth or placement.

                     (ai) "Social Security Covered Compensation" shall mean, with respect to a Member, the average of the contribution and benefit bases in effect under Section 230 of the Social Security Act for each year in the 35-year period ending with the year in which the Member attains his Social Security Retirement Age using a table rounded in $3,000 increments. A Member's "Social Security Covered Compensation" for any Plan Year commencing after the 35-year period described above is the contribution and benefits base in effect for the Plan Year during which the Member attains his Social Security Retirement Age. The determination for any year preceding the year in which the Member attains his Social Security Retirement Age shall be made by assuming that there is no increase in the contribution and benefit bases in effect under Section 230 of the Social Security Act after the determination year and before the Member attains his Social Security Retirement Age.

                     (aj) "Social Security Retirement Age" shall mean the retirement age applicable to the Member under section 216(l) of the Social Security Act, except that such section shall be applied without regard to the age increase factor, and as if the early retirement age under section 216(1)(2) of such Act were 62.

                     (ak) "Trust Agreement" shall mean each agreement under which all or any portion of the Fund is held. The term shall include, but shall not be limited to, one or more group trust arrangements providing for the commingled investment of assets of certain retirement plans sponsored by Related Entities with respect to the Company.

                     (al) "Trustee" shall mean such person, persons or corporate fiduciary designated pursuant to subsection 11(a) to hold and/or to manage and control all or any portion of the Fund pursuant to the terms of the Plan and a Trust Agreement.

                     (am) "Year of Service for Eligibility" shall mean a consecutive twelve-month computation period specified in the Plan in which an Employee is credited with 1,000 Hours of Service or more.

2.           PLAN ADMINISTRATION

                     (a) ERISA Reporting and Disclosure by Administrator. The Company, through its Board of Directors, may designate a Plan Administrator. If no individual is designated or serving, the Committee shall be the Administrator. The Administrator shall file all reports and distribute to Members and beneficiaries reports and other information required under ERISA or the Code and perform such duties as are assigned to the Administrator by the Plan or delegated to the Administrator by the Committee.

                     (b) Committee. The Company, through its Board of Directors, shall designate an Administrative Committee or Committee which shall have the authority to control and manage the operation and administration of the Plan. If the Committee consists of more than two members, it shall act by majority vote. The Committee may (i) delegate all or a portion of the responsibilities of controlling and managing the operation and administration of the Plan to one or more persons, including the Administrator, and (ii) appoint agents, investment advisers, counsel, physicians or other representatives to render advice with regard to any of its responsibilities under the Plan. The Board of Directors may remove, with or without cause, the Committee or any Committee member. The Committee may remove, with or without cause, any delegate or adviser designated by it.

                     (c) Multiple Capacities. Any person may serve in more than one fiduciary capacity.

                     (d) Committee Powers. The responsibility to control and manage the operation and administration of the Plan shall include, but shall not be limited to, the performance of the following acts:

                         (i) the filing of all reports required of the Plan,
other than those which are the responsibility of the Administrator;

                         (ii) the distribution to Members and beneficiaries of
all reports and other information required of the Plan, other than reports and information required to be distributed by the Administrator;

                         (iii) the keeping of complete records of the
administration of the Plan;

                         (iv) the promulgation of rules and regulations for
administration of the Plan consistent with the terms and provisions of the Plan and the Trust Agreement;

                         (v) providing a procedure for determining the Plan's
funding policy consistent with the Plan's objectives unless the Board of Directors establishes such a policy or delegates the responsibility to do so to another Fiduciary;

                         (vi) establishing a procedure for determining whether a
domestic relations order is "qualified"; and

                         (vii) the interpretation of the Plan, including the
determination of any questions of fact arising under the Plan and the making of all decisions required by the Plan. The Committee's interpretation of the Plan and any actions and decisions taken in good faith by the Committee based on its interpretation shall be final and conclusive. The Committee may correct any defect, or supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as shall be expedient to carry the Plan into effect and shall be the sole judge of such expediency.

                     (e) Allocation of Fiduciary Responsibility. The Board of Directors, the Administrator, the Committee, and each Trustee possess certain specified powers, duties, responsibilities and obligations under the Plan's governing instruments. It is intended under this Plan that each Fiduciary be responsible solely for the proper exercise of its own functions and that each not be responsible for any act or failure to act of another, unless otherwise responsible as a breach of its fiduciary duty or for breach of duty by another Fiduciary under ERISA's rules of co-fiduciary responsibility. In general:

                         (i) the Board of Directors is responsible for (A)
appointing and removing the Administrator, the Committee and each Trustee, (B) amending or terminating the Plan and each Trust Agreement and (C) transferring the responsibility for any function from or to a particular Fiduciary;

                         (ii) the Board of Directors may delegate any power or
duty it has under the Plan or a Trust Agreement, including, but not limited to, amending the Plan or a Trust Agreement and designating or removing a Trustee, to a committee of the Board of Directors, to any Related Entity, to any other

Fiduciary, to any officer or Employee of the Company or a Related Entity or to any other person or entity, in which case such delegee, and not the Board of Directors, shall be responsible for exercise of the delegated power or duty;

                         (iii) the Committee is the Named Fiduciary (within the
meaning of ERISA) for the Plan and except as provided at subsection 2(e)(iv) is responsible for administering the Plan and executing its powers under subsection 2(d);

                         (iv) the Trustee is the Named Fiduciary (within the
meaning of ERISA) with respect to management of the Fund and is responsible for the management of the Fund to the extent provided in its Trust Agreement; and

                         (v) the Administrator is responsible for discharging
the statutory duties of a plan administrator under ERISA and the Code and such duties that the Committee delegates to the Administrator or the Plan specifically assigns to the Administrator.

                     (f) Claims. If, pursuant to the rules, regulations or other interpretations of the Plan, the Committee denies the claim of a Member or beneficiary for benefits under the Plan, the Committee shall provide written notice, within 90 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

                         (i) the specific reasons for such denial;

                         (ii) the specific reference to the Plan provisions on
which the denial is based;

                         (iii) a description of any additional material or
information necessary to perfect the claim and an explanation of why such material or information is needed; and

                         (iv) an explanation of the Plan's claim review
procedure and the time limitations of this subsection applicable thereto.

A Member or beneficiary whose claim for benefits has been denied may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision to the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefor and the specific Plan references on which it is based.

                  (g) Fiduciary Compensation. The Administrator or a Committee member, delegate, or adviser who already receives full-time pay from a Participating Company or a Related Entity shall serve without compensation from the Plan for his services as such, but he shall be reimbursed pursuant to subsection 2(h) for any reasonable expenses incurred by him in the administration of the Plan. The Administrator or a Committee member, delegate, or adviser who is not already receiving full-time pay from a Participating Company or a Related Entity may be paid such reasonable compensation from the Plan as shall be agreed upon.

                  (h) Plan Expenses. All expenses of administration of the Plan shall be paid out of the Fund unless paid by a Participating Company.

                  (i) Fiduciary Insurance. If the Committee so directs, the Plan shall purchase insurance to cover the Plan from liability or loss occurring by reason of the act or omission of a Fiduciary provided such insurance permits recourse by the insurer against the Fiduciary in the case of a breach of a fiduciary obligation by such Fiduciary.

                  (j) Indemnification. The Company shall indemnify and hold harmless to the maximum extent permitted by its by-laws each Fiduciary who is an Employee or who is an officer or director of a Participating Company or any Related Entity from any claim, damage, loss or expense, including litigation expenses and attorneys' fees, resulting from such person's service as a Fiduciary of the Plan provided the claim, damage, loss or expense does not result from the Fiduciary's gross negligence or intentional misconduct.

3. PARTICIPATION IN THE PLAN

                  (a) Initial Eligibility. Each and every Employee of a Participating Company who was participating in the Plan on the day before the Restatement Effective Date shall remain eligible to participate in the Plan. Each and every other Employee of a Participating Company shall be eligible for participation in the Plan on the Entry Date coincident with or next following the date on which such Employee has completed one Year of Service for Eligibility provided he (i) has completed six Months of Service, (ii) attained age 20-1/2 and (iii) then is employed by a Participating Company. An Employee shall be credited with one Year of Service for Eligibility upon his completion of 1,000 Hours of Service within any single measuring period under subsection 3(b) irrespective of whether that measuring period has ended. Notwithstanding the foregoing provisions of this subsection,

                         (i) no Employee whose terms and conditions of
employment are determined by a collective bargaining agreement between employee representatives and a Participating Company shall be eligible to participate unless such collective bargaining agreement provides to the contrary, in which case such Employee shall be eligible to participate upon compliance with such provisions for eligibility and participation as such agreement shall provide; except that no Employee who has selected, or in the future selects, a union shall become ineligible during the period between his selection of the union and the execution of the first collective bargaining agreement which covers him.

                         (ii) No person who on or after June 1, 1999 (A) first
performs one Hour of Service as an Employee of National Penn Mortgage Co. (or who following a Severance Date is re-employed as an Employee of National Penn Mortgage Co.) or (B) first performs one Hour of Service for any Related Entity (or who following a Severance Date is re-employed by any Related Entity and who is subsequently transferred to employment with National Penn Mortgage Co.) shall be eligible to participate; provided, however, an Employee of any other Participating Company who both was a Plan Member on or before May 31, 2000, and performed one Hour of Service on or before May 31, 1999, and who after May 31, 1999 and on or before May 31, 2000, is transferred to employment with National Penn Mortgage Co., shall remain eligible to participate.

                         (iii) No person who is an Employee of Panasia Bank
shall be eligible to participate; provided, however, an Employee who was a Plan Member on or before December 31, 2000, or any Employee who first performs one Hour of Service for any other Participating Company on or before December 31, 2000, and who is transferred to employment by Panasia Bank on or before December 31, 2000, shall remain eligible to participate.

                         (iv) no person who is an Employee by reason of the
second sentence of subsection 1(n) shall be eligible to participate;

                         (v) no person a Participating Company determines is not
its employee for purposes of federal income tax withholding shall be eligible to participate, regardless of whether an administrative agency or court rules that such person is a Participating Company's employee for any purpose;

                         (vi) no Employee who is a nonresident alien and who
receives no earned income (within the meaning of section 911(d)(2) of the Code) from a Participating Company which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code) shall be eligible to participate;

                  (b) Measuring Service. For purposes of subsection 3(a), the Year of Service for Eligibility computation period for an Employee shall begin with the date on which such Employee first is credited with an Hour of Service; provided, however, if an Employee is credited with less than 1,000 Hours of Service in such computation period, then subsequent computation periods shall begin with the January 1st next following the Employee's date of hire and continue on a Plan Year basis thereafter.

                  (c) Termination and Requalification. An Employee who has satisfied the service requirement of subsection 3(a) and who subsequently becomes ineligible for any reason shall requalify for participation on the date on which he is next credited with an Hour of Service in an eligible job classification under subsection 3(a), or, if later, on the Entry Date coincident with or next following the date on which he attains age 20-1/2, except as hereinafter provided. An Employee (i) whose employment terminated before he satisfied the service requirement or (ii) who had no vested benefit under subsection 8(b) and a Break in Service, shall be treated as a new Employee.

                  (d) Commencement of Participation. An Employee shall become a Member on the Entry Date following his satisfaction of all the requirements for eligibility under subsection 3(a).

                  (e) Termination of Membership. An Employee who becomes a Member shall remain a Member as long as he has an Accrued Benefit held under the Plan.

4. NORMAL RETIREMENT

                  (a) Eligibility. Each Member who retires on his Normal Retirement Date shall be entitled to receive a monthly income calculated under this Section, payable as provided for in Section 5 but subject to the limitations and provisions of Section 6.

                  (b) Calculation of Accrued Benefit.

                         (i) General Rule. The Accrued Benefit of a Member who
retires under subsection 4(a), expressed as an annual amount, shall be the sum of:

                              (A) 1.0% of his Average Annual Compensation,
multiplied by the number of his years of Service credited under subsection 4(c) and

                              (B) 0.75% of his Average Annual Compensation in
excess of his Social Security Covered Compensation, multiplied by the number of his years of Service credited under subsection 4(c) up to and including 35 years thereof; provided, however, 0.70% shall be substituted for 0.75% for any Member whose Social Security Retirement Age is 66 and 0.65% shall be substituted for 0.75% for any Member whose Social Security Retirement Age is 67.

                         (ii) Savings Clause. In no event shall a Member's
Accrued Benefit on the execution date hereof be less than it was under the terms of the Plan as effective on the day before such date.

                  (c) Crediting Service for Benefit Accrual.

                         (i) A Member shall receive credit for Service for
purposes of benefit accrual for all Periods of Service in the employ of a Participating Company except as provided in this subsection. Service shall be calculated on the basis that twelve completed months equals one year and each additional Month of Service equals one-twelfth (1/12) of a year.

                         (ii) A Member shall not receive credit for Service for
purposes of benefit accrual for Periods of Service during which he is (A) a member of a collective bargaining unit not eligible to participate in this Plan or (B) in a job classification or employment status specified in subsection 3(a) as not eligible to participate in this Plan.

                         (iii) A Member shall not receive credit for Service for
purposes of benefit accrual for any Period of Severance.

                         (iv) If a Member forfeits his Accrued Benefit under
subsection 9(d)(iii), then he shall also lose credit for purposes of benefit accrual for years of Service earned prior to the Severance Date resulting in the forfeiture unless such Accrued Benefit is restored under subsection 9(d)(iv).

                         (v) A Member shall not receive credit for Service for
purposes of benefit accrual for periods of employment with an entity listed on Schedule A prior to the date specified at Column (2) of Schedule A or, except as specified in Schedule A, for any employment prior to the date the entity was acquired or purchased and became a Related Entity.

                         (vi) A Member shall receive credit for Service for
qualified military service in accordance with section 414(u) of the Code.

                  (d) Re-employment After Retirement. The benefit payments to a Member who began receiving benefits and who is subsequently re-employed by a Participating Company shall continue and shall be adjusted as if each January 1st after his reemployment to reflect any increase (but not any decrease) in Compensation earned and Service credited (if any) during each calendar year of reemployment under the provisions of the Plan as then in effect.

                  (e) Social Security Changes. Notwithstanding any other provision of the Plan, an increase in the social security wage base or benefit level shall not (i) reduce the amount of any benefit being received hereunder by a Member or beneficiary prior to such increase or (ii) reduce the value of the non-forfeitable benefit payable to a Member who has terminated employment covered by the Plan with respect to Service prior to his termination, regardless of whether the Member returns to employment covered by the Plan.

5.           BENEFIT DISTRIBUTION

                  (a) Retirement Income. Except as otherwise expressly provided in this Plan, all retirement income and payments to beneficiaries shall be paid in monthly installments of 1/12 of the annual amount. Retirement benefits shall begin with the month following the month in which retirement occurs, subject to earlier commencement under subsection 5(d). The last payment shall be the one paid for the month in which death occurs. Subject to the other provisions of this Section, a Member may elect to have the distribution of his annual retirement income made in any of the following optional forms; provided, however, that the normal form of benefits shall, unless the Member shall otherwise elect, in the case of a Member who is not married on the Annuity Starting Date take the form of Option A and in the case of a Member who is married, take the form of Option B. Furthermore, a married Member may not elect benefits under Option A, C or D without the written consent of his spouse granted and evidenced in accordance with rules established by the Committee.

                         (i) Option A (Straight Life Annuity): A Member shall be
entitled to receive an annual retirement income payable monthly for life.

                         (ii) Option B (Joint and 50% Survivor Annuity): A
Member may elect to receive a reduced rate of annual retirement income, payable monthly, with income equal to 50% of that reduced rate continuing to his spouse. Such reduced rate of retirement income for the joint lives of the Member and his spouse will be the Actuarial Equivalent Amount of the Member's Accrued Benefit.

                         (iii) Option C (Other Forms of Payment): A Member may
elect to receive either (A) a reduced rate of annual retirement income, payable monthly, with income equal to 50%, 75% or 100%, whichever the Member elects, of that reduced rate continuing to a designated contingent annuitant including the Member's spouse or (B) a reduced rate of annual retirement income, payable monthly, with 120 or 180 monthly payments guaranteed. Any such benefit form elected shall be the Actuarial Equivalent Amount of the Member's Accrued Benefit. No contingent annuitant may receive a greater rate of retirement income than the Member and no guaranteed payment period shall be over a period longer than the Member's life expectancy on the Annuity Starting Date. If the contingent annuitant dies before the Member, but after the retirement of such Member, the reduced retirement income shall continue to be paid in accordance with Option C.

                         (iv) Option D (Small Lump Sum): A Member may elect to
receive benefits in one lump sum if the Actuarially Equivalent Amount of his Accrued Benefit is $10,000 or less.

                  (b) Method of Election. The election or change of election of a method and time of distribution of benefits shall be in writing on forms prescribed by the Committee. A Member may change his election at any time during the election period set forth below.

                  (c) Election Period.

                         (i) The Committee shall furnish to the Member a written
explanation of the benefit options, including the Qualified Joint and Survivor Annuity, no less than 30 days and no more than 90 days before the Annuity Starting Date. The notification, in the case of a married Member, shall explain the terms and conditions of the Qualified Joint and Survivor Annuity and the result of electing not to take such annuity and such other information as may be required under applicable governmental regulations.

                         (ii) A married Member may, within a period of 90 days
ending on the later of his Annuity Starting Date (which may not be later than the date specified in the last paragraph of subsection 5(d)) or 90 days after notification is received, elect in writing, with the written consent of his spouse witnessed by a notary public or a member of the Committee in a manner prescribed by the Committee, not to take a Qualified Joint and Survivor Annuity and to take another form of permitted benefit in lieu thereof. The consent of the Member and his spouse must be obtained not more than 90 days from the date distribution commences. An unmarried Member may, within the election period, elect in writing the form of benefit he desires; however, if an unmarried Member fails to make an election, his benefit shall be paid in the form of Option A. The Member may revoke an election not to take the Qualified Joint and Survivor Annuity or choose again to take such annuity at any time and any number of times within the applicable election period. If a Member requests additional information within 60 days after receipt of the notification of election, the election period shall be extended an additional 60 days following his receipt of such additional information. A Member may change his election at any time prior to the expiration of the election period described above.

                         (iii) A Member's election shall not be effective until
at least 30 days after the Member receives the written explanation described in subsections 5(c)(i) and (ii) unless the Member and his spouse, if any, make an informed written waiver of this requirement and distribution does not begin less than eight days after receipt of the written explanation.

                  (d) Latest Benefit Commencement Date. Notwithstanding any other provision of the Plan, in no event, unless the Member elects to the contrary designating the form of benefit he desires and the commencement date thereof or the election period set forth in subsection 5(c) has not expired, shall the payment of benefits commence later than the sixtieth day after the last day of the Plan Year in which the latest of the following occurs:

                         (i) the Member's Normal Retirement Date;

                         (ii) the Member's separation from service with all
Participating Companies and Related Entities; or

                         (iii) the tenth anniversary of the year in which the
Member commenced participation in the Plan.

Distribution of benefits must commence to a Member on or before the April 1st of the calendar year following the calendar year in which the Member attains age 70-1/2, retroactive to the January 1st of such year. If distribution begins under this subsection prior to a Member's Late Retirement Date, the amount of benefit initially shall be determined as of the last day of the calendar year preceding the calendar year in which benefit payments commence payable in the form of a straight life annuity and shall be adjusted annually effective as of each January 1st in accordance with subsection 7(b). A Member whose benefit begins to be paid under this subsection 5(d) shall elect a form of distribution effective as of his Late Retirement Date pursuant to subsections 5(a), (b) and
(c) in accordance with Section 7.

                  (e) Compliance with Code Requirements. All forms of benefit distributions and required benefit commencement dates shall be subject to and in compliance with section 401(a)(9) of the Code and the regulations thereunder.

The provisions of section 401(a)(9) of the Code and the regulations thereunder shall override any provision of the Plan inconsistent therewith. The Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the regulations under section 401(a)(9) that were proposed in January 2001. This provision shall be amended to comply with final regulations issued under section 401(a)(9) of the Code as of the day after the last day of the calendar year beginning on or after the effective date of such final regulations or such other dates as may be specified in guidance published by the Internal Revenue Service.

6. MAXIMUM BENEFITS AND CONTRIBUTIONS

                  (a) Defined Benefit Limitation

                         (i) Except as provided in the following subsections, a
Member's annual benefit under the Plan and all other defined benefit pension plans maintained by a Participating Company or a Related Entity paid in the form of a Qualified Joint and Survivor Annuity commencing at the Member's Social Security Retirement Age shall not exceed the lesser of (A) $140,000 (or such amount adjusted for increases in the cost of living pursuant to section 415(d) of the Code) or (B) 100% of the Member's compensation for the three consecutive Limitation Years in which he completed a year of Service which yield the highest average (adjusted, in the case of a Member who has separated from service, pursuant to section 415(d) of the Code). If a Member's benefit is paid other than in the form of a Qualified Joint and Survivor Annuity, the determination as to whether the limitation prescribed in the preceding sentence has been satisfied shall be made with Revenue Ruling 95-29, 1991-1 CB 81 or Rev. Rul. 98-1, 1998-2 IRB 5, whichever is applicable, and Reg. ss.1.417(e)-1(d) and such other regulations or rulings which the Secretary of the Treasury may prescribe.

                         (ii) The limitation of subsection 6(a)(i) shall not
apply in the case of a Member (A) whose retirement benefits payable under this Plan and all other defined benefit pension plans maintained by a Participating Company or a Related Entity do not exceed $10,000 and (B) who has not participated at any time in a defined contribution plan maintained by a Participating Company or a Related Entity.

                         (iii) If a Member has completed less than ten years of
Service for benefit accrual, the limitation of subsection 6(a)(i)(A) shall be multiplied by a fraction, the numerator of which is the number of the Member's years of Service for benefit accrual and the denominator of which is ten. If a Member has completed less than ten years of Service, the limitations of subsections 6(a)(i)(B), 6(a)(ii)(A) and 6(b) shall be multiplied by a fraction, the numerator of which is the Member's years of Service and the denominator of which is ten. In no event, however, shall this subsection 6(a)(iii) reduce the limitations of subsections 6(a)(i) and 6(a)(ii) below, 1/10 of such limitations determined without regard to this subsection 6(a)(iii). To the extent provided in regulations prescribed by the Secretary of the Treasury, this subsection 6(a)(iii) shall be applied separately with respect to each change in the benefit structure of the Plan.

                         (iv) If the retirement benefit of a Member commences
before the Member's Social Security Retirement Age, the dollar limitation of subsection 6(a)(i)(A) shall be reduced so that it is the equivalent of an annual benefit in the dollar amount prescribed under such subsection at the Member's Social Security Retirement Age. If the benefit is payable at or after the Member attains age 62 and before the Member's Social Security Retirement Age, the limitation shall be reduced to the age at which the benefit is payable by 5/9 of 1% for each of the first 36 months and by 5/12 of 1% for each additional month by which the benefit is payable before the month in which the Member's Social Security Retirement Age is attained. If the age at which the benefit is payable is less than age 62, the adjustment shall be made in the manner prescribed in regulations issued by the Secretary of the Treasury using the interest rate and mortality table specified under subsection 9(f).

                         (v) If the retirement benefit of a Member is payable
after the Member's Social Security Retirement Age, the dollar limitation of subsection 6(a)(i)(A) shall be adjusted (as prescribed in regulations issued by the Secretary of the Treasury) so that it is the equivalent of an annual benefit in the dollar amount prescribed under such subsection at the Member's Social Security Retirement Age using the interest rate and mortality table specified under subsection 10(f).

                         (vi) The retirement benefit payable shall not be
reduced below the amount which would have been payable on December 31, 1994 under this subsection 6(a) as then effective.

                         (vii) Notwithstanding the foregoing, the Accrued
Benefit of a Member on January 1, 1987 shall not be less than it was on December 31, 1986 by reason of the reduction in the dollar limit of subsection 6(a)(i)(A) which then became effective. However, amounts in excess of the limitation by reason of changes in the terms and conditions of the Plan made after May 5, 1986 shall not be preserved.

                  (b) Definition of Compensation for Code Limitations. "Compensation" shall mean the sum of amounts paid during the Limitation Year by a Participating Company or a Related Entity to the Member with respect to personal services rendered by the Member plus (i) amounts received by the Member
(A) through accident or health insurance or under an accident or health plan maintained or contributed to by a Participating Company or a Related Entity and which are includable in the gross income of the Member, (B) through a plan contributed to by a Participating Company or a Related Entity providing payments in lieu of wages on account of a Member's permanent and total disability, or (C) as a moving expense allowance paid by a Participating Company or a Related Entity and which are not deductible by the Member for federal income tax purposes; (ii) the value of a non-statutory stock option granted by a Participating Company or a Related Entity to the Member to the extent included in the Member's gross income for the taxable year in which it was granted; (iii) the value of property transferred by a Participating Company or a Related Entity to the Member which is includable in the Member's gross income due to an election by the Member under section 83(b) of the Code; (iv) elective deferrals as defined in section 402(g)(3) of the Code; and (v) any amount which is contributed or deferred by a Related Entity at the election of an Employee and which is not included in such Employee's gross income by reason of section 125, 132(f)(4) or 457 of the Code. "Compensation" shall not include (i) contributions made by a Participating Company or a Related Entity to a deferred compensation plan, other than elective deferrals described above, to the extent that, before application of the limitations of section 415 of the Code to the plan, such contributions are not includable in the Member's gross income for the taxable years in which contributed, (ii) Participating Company or Related Entity contributions made on behalf of a Member to a simplified employee pension plan to the extent they are deductible by the Member under section 219(b) of the Code, (iii) distributions from a deferred compensation plan (except from an unfunded nonqualified plan which are includable in gross income), (iv) amounts realized from the exercise of a non-statutory stock option, or when restricted stock (or property) held by a Member either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (v) amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option, and (vi) other amounts which received special tax benefits, such as premiums for group term life insurance (to the extent excludable from gross income) or Participating Company or Related Entity contributions towards the purchase of an annuity contract described in section 403(b) of the Code.

7. LATE RETIREMENT

                  (a) Eligibility. A Member may continue in the employment of a Participating Company or a Related Entity after his Normal Retirement Date, in which case his Accrued Benefit shall be determined in accordance with subsection 7(b) below.

                  (b) Benefit Amount. Each Member who retires on a Late Retirement Date shall be eligible to receive a monthly pension commencing as of the earlier of (i) first day of the month following the month in which his Late Retirement Date occurs or (ii) as provided in subsection 5(d), in an amount equal to the greater of (i) his Accrued Benefit calculated under Section 4, including his years of Service after his Normal Retirement Date and using his Average Annual Compensation determined as of his Late Retirement Date and (ii) the Actuarial Equivalent Amount, in the form of a single life annuity beginning on the earlier of his Late Retirement Date or the date as of which benefits are payable under subsection 5(d), of the Participant's Accrued Benefit as of his Normal Retirement Date. If a Member's benefit commencement date under subsection 5(d) precedes his Late Retirement Date, the amount of the pension payable to the Member initially shall be determined under subsection 5(d) and adjusted as of January 1st in each calendar year thereafter, up to and including the January 1st next following his Late Retirement Date. The adjustment shall include any increase (but not any decrease) to reflect Service and Compensation earned after payment commences under subsection 5(d). In addition, the Actuarial Equivalent Amount of such adjustment shall be reduced (but not below zero) by the Actuarial Equivalent Amount of any benefits paid to the Member under subsection 5(d); provided, however, that the amount, if any, of the benefits paid to the Member which exceeds the amount the Member would have received if distribution had been made in the normal form of benefits for such Member shall be disregarded in determining the Actuarial Equivalent of such benefits.

                  (c) Payment. Late retirement benefits shall be payable as provided for in Section 5 and shall be subject to the limitations and provisions of Section 6.

8. EARLY RETIREMENT

                  (a) Eligibility. Each Member who terminates employment with all Participating Companies and Related Entities on or after his Early Retirement Date but prior to his Normal Retirement Date shall be eligible to receive a pension commencing with any month following the month in which his Severance Date occurs in an amount equal to the amount calculated under Section 4 as of his Severance Date, reduced as follows:

                         (i) If the Member's Social Security Retirement Age is
age 65, the reduction shall be (A) 1/180 for each of the first 60 full calendar months and (B) 1/360 for each of the next 60 full calendar months, that benefits are payable prior to the Member's Normal Retirement Date.

                         (ii) If the Member's Social Security Retirement Age is
age 66, the reduction for the portion of the Member's Accrued Benefit described in subsection 4(b)(i)(A) shall be as described in subsection (i) above and the reduction for the portion described in subsection 4(b)(i)(B) shall be (A) 1/180 for each of the first 48 full calendar months, (B) 1/360 for each of the next 60 full calendar months, and (C) an Actuarial Equivalent reduction for each of the next 12 full calendar months, that benefits are payable prior to the Member's Normal Retirement Date.

                         (iii) If the Member's Social Security Retirement Age is
age 67, the reduction for the portion of the Member's Accrued Benefit described in subsection 4(b)(i)(A) shall be as described in subsection (i) above and the reduction for the portion described in subsection 4(b)(i)(B) shall be (A) 1/180 for each of the first 36 full calendar months, (B) 1/360 for each of the next 60 full calendar months, and (C) an Actuarial Equivalent reduction for each of the next 24 full calendar months, that benefits are payable prior to the Member's Normal Retirement Date.

                  (b) Payment. Early retirement benefits shall be payable as provided for in Section 5 and shall be subject to the limitations and provisions of Section 6.

9. TERMINATION OF EMPLOYMENT BENEFIT

                  (a) Eligibility.

                         (i) A Member shall have a nonforfeitable right to his
Accrued Benefit upon the first to occur of (A) his Normal Retirement Date or (B) his completion of five years of Service.

                  (b) Calculating Years of Service for Vesting.

                         (i) An Employee shall receive credit for all his years
of Service except as provided in subsection 9(b)(ii).

                         (ii) If a Member has a Break in Service at a time when
he does not have a nonforfeitable right to any portion of his Accrued Benefit, then he shall lose credit for his years of Service prior to such Break in Service.

                  (c) Calculation of Accrued Benefit. A Member's Accrued Benefit at any time of determination prior to his Normal Retirement Date shall be one-twelfth of the annual amount determined under Section 4 as if the date of determination were the Member's Normal Retirement Date.

                  (d) Commencement of Benefit and Cashouts.

                         (i) A Member who terminates employment with all
Participating Companies and Related Entities shall be eligible to receive his nonforfeitable Accrued Benefit in the form provided under Section 5, subject to the limitations and provisions of Section 6. However, upon attainment of his 55th birthday, a Member who terminates employment prior thereto and who has completed 10 or more years of Service under subsection 9(b) may elect effective as of any month prior to his Normal Retirement Date that reduced benefits commence under subsection 8(a).

                         (ii) Notwithstanding subsection 9(d)(i), the Committee
shall direct that any Member who has terminated employment with all Participating Companies and Related Entities with a nonforfeitable Accrued Benefit having a present value of $3,500 or less on the date the amount is paid receive the Actuarially Equivalent Amount thereof in a single lump sum in cash. If the Actuarial Equivalent Amount of the benefit is greater than $3,500 but not more than $10,000, the Member may elect payment as a lump sum (Option D) subject to the spousal consent rules of subsections 5(a) and 5(c). For purposes of applying the $3,500 or $10,000 limitation of this subsection, the present value of the Member's nonforfeitable Accrued Benefit shall be determined in accordance with subsections 9(e) and (f). If a Member who receives a distribution hereunder returns to employment covered by the Plan, his prior Service shall be restored for purposes of benefit accrual. His Accrued Benefit upon subsequent termination of service shall be reduced by the Actuarially Equivalent Amount of his previously distributed Accrued Benefit.

                         (iii) A Member who has no nonforfeitable Accrued
Benefit shall be deemed to have received a distribution of his nonforfeitable Accrued Benefit on his Severance Date and shall forfeit the forfeitable portion of his Accrued Benefit on such Severance Date, subject to the right to restoration under subsection 9(d)(iv).

                         (iv) If a Member who suffers a forfeiture under
subsection 9(d)(iii) returns to Service prior to incurring a Break in Service, then the Accrued Benefit he forfeited under subsection 9(d)(iii) shall be restored and his Accrued Benefit thereafter shall be based on all of his Service credited under subsection 4(c).

                  (e) Determination of Present Value. For purposes of determining whether the present value of a Member's nonforfeitable Accrued Benefit or a deceased Member's death benefit exceeds $3,500, present value shall be calculated by using the "applicable interest rate" (as defined in subsection 9(f)) and the "applicable mortality table" specified in subsection 9(f).

                  (f) Applicable Interest Rate and Mortality Table.

                         (i) "Applicable interest rate" shall mean the annual
interest rate on 30-year Treasury securities as specified by the Internal Revenue Service for the November preceding the Plan Year in which the Member's Annuity Starting Date occurs. "Applicable Mortality Table" shall mean the 1983 Group Annuity Mortality Table as set forth in Revenue Ruling 95-6, 1995-1 CB 80 (or such other table as the Secretary of the Treasury shall prescribe).

                         (ii) The preceding subsection shall be exclusively
effective with respect to converting an Accrued Benefit to an Actuarially Equivalent Amount lump sum distributed on or after February 28, 2002. Except as required by Section 6 or section 415 of the Code, a Member's Accrued Benefit, payable as a lump sum, prior to February 28, 2002, shall be the greater of the amount determined under the preceding subsection or the terms of the Plan as effective February 27, 2002.

                  (g) Rollover Election. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a "distributee's" election under this subsection, a "distributee" may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "eligible rollover distribution" paid directly to an "eligible retirement plan" specified by the "distributee" in a "direct rollover". For purposes of this subsection, the definitions specified below shall apply:

                         (i) Eligible Rollover Distribution. An eligible
rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; any hardship distribution described in section 401(k)(2)(B)(i)(IV) of the Code made after December 31, 1999; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                         (ii) Eligible Retirement Plan. An eligible retirement
plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.

                         (iii) Distributee. A distributee includes an Employee
or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. (iv) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                         (v) Timing. No distribution of an eligible rollover
distribution (as defined in subsection 9(g)(i)) shall commence less than 30 days after the Member receives the notice required under the provisions of section 1.411(a)-11(c) of the regulations under section 411(a)(11) of the Code unless the Member receives written notice that he has a right to a period of at least 30 days after receipt of the notice to consider whether he wants to exercise the rollover election described in subsection 9(g) instead of receiving a distribution and the distribution is made not less than eight days after receipt of the notice.

10. DEATH BENEFITS

                  (a) Lump Sum Pre-Retirement Death Benefit.

                         (i) Upon the death of a Member prior to the date
annuity payments begin and subject to subsection 10(b), the Member's designated beneficiary shall be paid a death benefit in the form of a single sum equal to:


                            (A) If a Member who has not had a Severance Date
dies prior to his Early, Normal or Late Retirement Date, the Actuarial Equivalent single-sum value of the Member's vested Accrued Benefit as of the first day of the calendar month coinciding with or next following the date of his death.

                            (B) If a Member who has satisfied the age and
Service requirements for a Normal, Early or Late Retirement Date dies subsequent to such date, the Actuarial Equivalent single-sum value of the benefit the Member would have received at such date.

                            (C) If a Member dies after his Severance Date, the
Actuarial Equivalent single-sum value of the Member's vested Accrued Benefit as of the first day of the calendar month coinciding with or next following the date of his death.

                         (ii) This benefit shall not apply to a Member with
respect to whom the survivor's benefit under subsection 10(b) is payable unless that benefit has been waived.

                         (iii) The Committee may require such proper proof of
death and such evidence of the right of any individual to receive the death benefit payable as a result of the death of a Member as the Committee may deem desirable. The Committee's determination of death and the right of any person to receive payment shall be conclusive.

                  (b) Spouse's Annuity Benefit.

                         (i) If a Member dies after earning a nonforfeitable
right to his Accrued Benefit but prior to his Annuity Starting Date, his spouse shall be entitled to receive the benefit described in subsection 10(a) or the Actuarially Equivalent Amount of the benefit described in subsection 10(a) payable as a straight life annuity for the spouse's life commencing as of the later of (i) the first day of the month next following the Member's date of death or (ii) the first day of the month next following the date on which the Member would have attained age 55.

                         (ii) The survivor's benefit under this subsection shall
not be payable and the death benefit under subsection 10(a) shall be payable instead with respect to a Member who either has established to the satisfaction of the Committee that he has no spouse, or who elects in accordance with the following rules to waive the survivor's benefit under this subsection and to have the death benefit under subsection 10(a) be payable instead. Such election may be made at any time during the period that begins on the first day of the Plan Year in which the Member attains age 35 (or, in the case of a Member who has a Severance Date prior to his attainment of age 35, with respect to his Accrued Benefit earned prior to such Severance Date) and ends on the date of the Member's death; provided that such election shall be effective only if:

                            (A) the Member's spouse (or the spouse's legal
guardian if the spouse is legally incompetent) executes a written instrument whereby such spouse either:

                                (1) consents to such election, but only insofar
as such election waives the survivor's benefit under this subsection and, if applicable, names a specific beneficiary or beneficiaries to receive the death benefit under subsection 10(a); or

                                (2) consents to such election and consents
prospectively to any subsequent designation of someone other than the spouse to receive all or part of the death benefit under subsection 10(a) (provided such instrument acknowledges the spouse's right to limit consent to a specific beneficiary); and

                                (3) such instrument acknowledges the effect of
the election to which the spouse's consent is being given, that the spouse's consent is irrevocable, and is witnessed by a Plan representative or a notary public; or

                            (B) the Member establishes to the satisfaction of
the Committee that his spouse cannot be located or furnishes a court order to the Committee establishing that the Member is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Member provides that the spouse's consent must be obtained.

The consent of a spouse shall not be effective with respect to other spouses of the Member, and an election shall become void if the circumstances causing the consent of the spouse not to be required cease to exist prior to the Member's Annuity Starting Date.

                         (iii) A Member may revoke his election to waive the
survivor's benefit. Such revocation may be made at any time prior to the Member's death.

                         (iv) The Committee shall provide to each Member a
written explanation of:

                            (A) the terms and conditions of the survivor's
benefit;

                            (B) the Member's rights to waive the survivor's
benefit and the effect of such wavier;

                            (C) the rights of the Member's spouse with respect
to such waiver; and

                            (D) the Member right to revoke a waver of the
survivor's benefit and the effect of such revocation.

The written explanation shall be provided once during either (A) the three-year period that begins on the first day of the Plan Year in which the Member attains age 32, or (B) the one-year period that begins on the day an Employee becomes a Member. With regard to a Member who has a Severance Date before attaining age 35, such written notice shall be provided no earlier than one year before, and no later than one year after, the Member's Severance Date.

                  (c) Death Benefit After Retirement. If a Member dies after his Annuity Starting Date, his beneficiary shall be entitled to receive any amount payable under the form of benefit that is in effect for such Member or under any annuity contract that has been distributed to the Member to provide benefits hereunder.

                  (d) Beneficiary Designation. Each Member shall have the right to designate one of more beneficiaries and contingent beneficiaries (but only one contingent annuitant) to receive any benefit payable under Section 10 by filing a written designation with the Committee on the form prescribed by the

Committee. If the Member has elected an annuity with a contingent annuitant option, the election of the contingent annuitant shall be irrevocable as of the Annuity Starting Date. If the Member has elected an annuity with a guaranteed number of monthly payments, such Member may thereafter designate a different beneficiary to receive the guaranteed monthly payments at any time by filing a new written designation with the Committee. Notwithstanding the foregoing, if a married Member designates a contingent annuitant or beneficiary other than his spouse and his spouse does not consent to such designation in writing witnessed by a notary public or member of the Committee in a manner prescribed by the Committee, then the Member's spouse shall be the Member's sole beneficiary. A spouse's consent to the Member's beneficiary designation given in accordance with the Committee's rules shall be irrevocable by the spouse with respect to the beneficiary then designated by the Member unless the Member makes a new beneficiary designation. Any written designation shall become effective only upon its receipt by the Committee. If the beneficiary designated pursuant to this subsection should die on or before distribution of benefits and the Member fails to make a new designation, then his beneficiary shall be determined pursuant to subsection 10(e).

                  (e) Beneficiary List. If (i) a Member omits or fails to designate a beneficiary, (ii) no designated beneficiary survives the Member or
(iii) the Committee determines that the Member's beneficiary designation is invalid for any reason, then any guaranteed monthly payments payable after the death of the Member shall be paid to the Member's surviving spouse, or if the Member is not survived by his spouse, then to the Member's estate. If the Member's designated beneficiary dies after the Member, but before distribution of all guaranteed monthly payments, then the balance of the payments shall be paid to the beneficiary's estate.

                  (f) Manner and Form of Payment. Death benefits shall be distributed over a period not extending beyond five years of the Member's date of death unless (A) payment of benefits commenced under a form of annuity under subsection 5(a) before the Member's date of death in which case benefits shall be distributed at least as rapidly as under the method of distribution in effect on the Member's date of death or (B) the benefit is payable to the Member's designated beneficiary and the projected distribution period does not exceed the life expectancy of such beneficiary, provided distribution begins not later than one year after the date of the Member's death or such later date as applicable regulations under the Code may permit.

                  (g) Cashout. If the present value of the death benefit does not exceed $5,000 on the date the Member dies, the Committee shall direct that it be distributed in one lump sum payment. For purposes of applying the $5,000 limitation of this subsection, the present value of the death benefit shall be determined in accordance with subsections 9(e) and 9(f). The rollover election provided for under subsection 9(g) shall apply to distributions made under this subsection if the distributee is the Member's spouse.

                  (h) Qualified Domestic Relations Order Exception. Notwithstanding the foregoing provisions of this Section, to the extent provided in a qualified domestic relations order (within the meaning of section 414(p) of the Code) the former spouse of the Member shall be treated as the spouse of the Member for purposes of this Section and the Member's spouse shall not be treated as the Member's spouse for such purposes.

11. FUNDING AND FUND ADMINISTRATION

                  (a) Investment. The Trustee shall have control over the Fund in accordance with the Trust Agreement. The Committee shall from time to time determine the Plan's short and long-run financial needs and shall communicate its findings to the Trustee.

                  (b) Participating Company Contributions. The Participating Companies shall make annual contributions to the Fund in amounts at least sufficient to satisfy the minimum funding standards under the Code, unless a waiver has been received with respect thereto. All Participating Company contributions are conditioned upon deductibility under applicable provisions of the Code.

                  (c) Actuarial Certification. The Actuary to the Plan shall certify from time to time, not less often than legally required, to the Participating Companies the amount necessary to meet the minimum funding standards under the Code.

                  (d) Valuation. The Fund shall be valued at fair market values annually as of the close of business on the last day of each Plan Year, and at such other times as the Committee may direct.

                  (e) Exclusive Source of Benefits. The Fund shall be the exclusive source of the benefits hereunder and neither the Participating Companies nor any other person shall have liability to provide the benefits hereunder.

                  (f) Forfeitures. The value of forfeited Accrued Benefits shall reduce Participating Company contributions.

                  (g) Member Contributions. No Member contributions shall be made to the Fund.

12. TITLE TO ASSETS

             No person or entity shall have any legal or equitable right or interest in the contributions made by any Participating Company, or otherwise received into the Fund, or in any assets of the Fund, except as expressly provided in the Plan.

13. AMENDMENT AND TERMINATION

                  (a) Amendment. The provisions of this Plan may be amended by the Board of Directors (or its delegee as authorized by subsection 2(e)) from time to time and at any time in whole or in part, provided that no amendment shall be effective unless the Plan as so amended shall be for the exclusive benefit of the Members and their beneficiaries, and that no amendment shall operate to deprive any Member of any rights or benefits accrued to him under the Plan prior to such amendment.

                  (b) Termination. While it is the Company's intention to continue the Plan in operation indefinitely, the Company nevertheless expressly reserves the right by action of the Board of Directors to terminate the Plan in whole or in part. Any such termination or partial termination shall be effected only upon condition that such action is taken as shall render it impossible for any part of the corpus of the Fund or the income therefrom to be used for, or diverted to, purposes other than the exclusive benefit of the Members and their beneficiaries, except as permitted by the Code and ERISA and expressly provided for herein or in the Trust Agreements.

                  (c) Conduct on Termination. Upon termination or partial termination each Member affected thereby shall become fully vested in his Accrued Benefit, to the extent funded, which shall not thereafter be subject to forfeiture in whole or in part.

                  (d) Allocation of Fund Upon Termination. Upon termination of the Plan, the Administrator shall allocate the assets of the Fund for the purposes set forth below and in the order set forth below, to the extent the assets are available to provide benefits to Members and their beneficiaries:

                         (i) First, in the case of benefits payable as an
annuity

                            (A) In the case of the benefit of a Member or
beneficiary which was in pay status as of the beginning of the three-year period ending on the termination date of the Plan, to each such benefit, based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least.

                            (B) In the case of a Member's or beneficiary's
benefit (other than a benefit described in (A) above) which would have been in pay status as of the beginning of such three-year period if the Member had retired prior to the beginning of the three-year period and if his benefits had commenced (in the normal form of annuity under the Plan), as of the beginning of such period, to each such benefit based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least.

For purposes of (A) above, the lowest benefit in pay status during a three-year period shall be considered the benefit in pay status for such period.

                         (ii) Second, to all other benefits (if any) of Members
which are guaranteed under the termination insurance provisions of ERISA.

                         (iii) Third, to all other nonforfeitable benefits under
the Plan.

                         (iv) Fourth, to all other benefits under the Plan.

                         (v) If the assets available for allocation under any
priority category are insufficient to satisfy in full the benefits of all Members, the assets shall be allocated pro rata among such individuals on the basis of the present value (as of the termination date) of their respective benefits.

                         (vi) Any residual assets of the Plan remaining after
distribution in accordance with subsection 13(d)(iv) as aforesaid shall be distributed to the Participating Companies provided.

                            (A) all liabilities of the Plan to Members and their
beneficiaries have been satisfied, and

                            (B) the distribution does not contravene any
provision of law.

                  (e) Missing Member at Plan Termination. If the Plan is terminated, the benefit of any Member or beneficiary thereof entitled to benefits at termination who cannot be located shall be treated in accordance with section 4050 of ERISA.

                  (f) Limitation on Benefits. If the Plan is terminated, the benefit of any "highly compensated active or former employee" (within the meaning of section 414(q) of the Code) is limited to a benefit that is nondiscriminatory under section 401(a)(4) of the Code. Accordingly, benefits distributed to any of the twenty-five most "highly compensated active or former employees" (as defined above) are restricted such that the annual payments are no greater than an amount equal to the payment that would be made on behalf of such person under a straight life annuity that is the Actuarial Equivalent Amount of the person's Accrued Benefit under the Plan. The preceding limitation shall not apply if (i) after payment of the benefit to a person affected by the limit, the value of Plan's assets equals or exceeds 110% of the value of its current liabilities, as defined in section 412(l)(7) of the Code, (ii) the value of the benefits for a person affected by the limit is less than 1% of the value of current liabilities, or (iii) the lump sum value of the benefits to be paid to a person affected by the limits is less than $5,000. For purposes hereof, benefits include loans in excess of the amount set forth in section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living person, and any death benefits not provided for by insurance on the person's life. The limitations of all or any portion of this subsection shall cease to apply upon the publication of a final regulation or ruling by the Internal Revenue Service that they are not necessary to maintain the tax qualified status of the Plan under the Code.

14. LIMITATION OF RIGHTS

                  (a) Alienation. None of the payments, benefits or rights of any Member shall be subject to any claim of any creditor of such Member and, in particular, to the fullest extent permitted by law, shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Member. No Member shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary or beneficiaries as provided in Section 10. This subsection shall not apply to the enforcement of a federal tax levy made pursuant to the Code, the collection by the United States on a judgment resulting from an unpaid tax assessment or any other exception set forth in the regulations under section 401(a)(13) of the Code.

                  (b) Qualified Domestic Relations Order Exception. Subsection 14(a) shall not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member under a qualified domestic relations order within the meaning of section 414(p) of the Code. In accordance with subsection 2(d), the Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such orders that it determines are qualified.

                  (c) Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefit shall be construed as giving any Member or Employee, or any person whomsoever, any legal or equitable right against any Participating Company, the Trustee, or the Committee, unless such right shall be specifically provided for in the Trust Agreement or the Plan or conferred by affirmative action of the Committee or the Company in accordance with the terms and provisions of the Plan or as giving any Member or Employee the right to be retained in the employ of any Participating Company. All Members and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

15. MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN ASSETS

                  (a) General Rule. In the case of any Plan merger or Plan consolidation with, or transfer of assets or liabilities of the Plan to, any other plan, each Member in the Plan must be entitled to receive a benefit immediately after the merger, consolidation, or transfer (if the Plan were then to terminate) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had been terminated).

                  (b) Protected Benefits. Each Member who had an accrued benefit (the "Transferred Benefit") (i) in a plan which merges with and into this Plan or (ii) a plan which transfers assets and liabilities into this Plan without providing the Member the option to receive a distribution, shall have all of the benefits, rights or features provided by the transferor plan which are protected under section 411(d)(6) of the Code with respect to the Transferred Benefit. The Administrator shall provide for separate recordkeeping for a Member's Transferred Benefit and such additional subaccounts as may be necessary to comply with the requirements of this subsection. Except to the extent necessary to comply with the requirements of this subsection or as otherwise provided in the Plan, all Transferred Benefits shall be subject to the general provisions of the Plan.

16. PARTICIPATION BY RELATED ENTITIES

                  (a) Commencement. Any entity which is a Related Entity with respect to the Company may, with the permission of the Board of Directors or the Committee, elect to adopt this Plan and the accompanying Trust Agreement. If the Board of Directors or Committee designates a Related Entity as a Participating Company, then it shall be deemed a Participating Company without the necessity for action by its separate board of directors.

                  (b) Termination. The Company may, by action of the Board of Directors or the Committee, determine at any time that any such Participating Company shall withdraw and establish a separate plan and fund. The withdrawal shall be effected by a duly executed instrument delivered to the Trustee instructing the Trustee to segregate the assets of the Fund allocable to the Employees of such Participating Company and pay them over to the separate fund. On the date a Participating Company ceases to be a Related Entity, its participation in the Plan shall terminate and Members in its employ shall be treated as having a Severance Date; however, no affected Member shall be eligible for distribution of his Accrued Benefit unless the Administrator determines that distribution will not adversely affect the Plan's qualified status under the Code. Alternatively, the Board of Directors or the Committee may, but is not required to, provide for a transfer in accordance with Section 15 of the Accrued Benefits of affected Members to a separate plan which the former Related Entity adopts.

                  (c) Single Plan. The Plan shall at all times be administered and interpreted as a single plan for the benefit of the Employees of all Participating Companies.

                  (d) Delegation of Authority. Each Participating Company, by adopting the Plan, acknowledges that the Company has all the rights and duties thereof under the Plan and the Trust Agreement, including the right to amend the same.

17. TOP-HEAVY REQUIREMENTS

                  (a) General Rule. For any Plan Year in which the Plan is a top-heavy plan or included in a top-heavy group, as determined under this Section, the special requirements of this Section shall apply. The Plan shall be a top-heavy plan (if it is not included in an "aggregation group") or a plan included in a top-heavy group (if it is included in an "aggregation group") with respect to any Plan Year if the sum as of the "determination date" of the "cumulative accounts" of "key employees" for the Plan Year exceeds 60% of a similar sum determined for all "employees," excluding "employees" who were "key employees" in prior Plan Years only.

                  (b) Definitions. For purposes of this Section 17, the following definitions shall apply to be interpreted in accordance with the provisions of section 416 of the Code and the regulations thereunder.

                         (i) "Aggregation Group" shall mean the plans of a
Participating Company or a Related Entity included below:

                            (A) each such plan in which a "key employee" is a
participant including a terminated plan in which a "key employee" was a participant within the five-year period ending on the "determination date";

                            (B) each other such plan which enables any plan in
subsection (A) above to meet the requirements of section 401(a)(4) or 410 of the Code; and

                            (C) each other plan not required to be included in
the "aggregation group" which the Company elects to include in the "aggregation group" in accordance with the "permissive aggregation group" rules of the Code if such group would continue to meet the requirements of sections 401(a)(4) and 410 of the Code with such plan being taken into account.

                         (ii) "Cumulative Account" for any "employee" shall mean
the sum of the amount of his accounts under all defined contribution plans included in the "aggregation group" (if any) as of the most recent valuation date for each such plan within a twelve-month period ending on the "determination date," increased by any contributions due after such valuation date and before the "determination date" plus the present value of his accrued benefit under this Plan plus all defined benefit pension plans included in the "aggregation group" (if any) as of the "determination date," determined under the factors contained in subsection 1(b). The present value of the accrued benefits as of any particular determination date shall be the amount calculated as of the most recent valuation date for the defined benefit plan which is within a 12-month period ending on the determination date. For this purpose, the valuation date shall be the date for computing the defined benefit plan costs for purposes of determining the minimum funding requirement under section 412 of the Code. "Cumulative accounts" of "employees" who have not performed services for a Participating Company or a Related Entity for the five-year period ending on the "determination date" shall be disregarded. An "employee's" "cumulative account" shall be increased by the aggregate distributions during the five-year period ending on the "determination date" made with respect to him under any plan in the "aggregation group." Rollovers and direct plan-to-plan transfers to this Plan or to a plan in the "aggregation group" shall be included in an "employee's" "cumulative account" unless the transfer is initiated by the "employee" and made from a plan maintained by an employer which is not a Participating Company or a Related Entity.

                         (iii) "Determination Date" shall mean with respect to
any Plan Year the last day of the preceding Plan Year.

                         (iv) "Employee" shall mean any person (including a
beneficiary thereof) who has or had an accrued benefit held under this Plan or a plan in the "aggregation group" including this Plan at any time during the current or four preceding Plan Years. Any "employee" other than a "key employee" described in subsection 17(b)(v) shall be considered a "non-key employee" for purposes of this Section 17.

                         (v) "Key Employee" shall mean any "employee" or former
"employee" (including a beneficiary thereof) who is, at any time during the Plan Year, or was, during any one of the four preceding Plan Years any one or more of the following:

                            (A) an officer of a Participating Company or a
Related Entity whose compensation (as defined in subsection 6(c)) exceeds 50% of the dollar limitation in effect under section 415(b)(1)(A) of the Code, unless 50 other such officers (or, if lesser, a number of such officers equal to the greater of three or 10% of the "employees") have higher annual compensation;

                            (B) one of the ten persons employed by a
Participating Company or a Related Entity both having annual compensation (as defined in subsection 6(c)) greater than the limitation in effect under section 415(c)(1)(A) of the Code, and owning (or considered as owning within the meaning of section 318 of the Code) the largest interests (but at least more than a 0.5% interest) in the Participating Companies and all Related Entities. For purposes of this subsection (B), if two "employees" have the same interest, the one with the greater compensation shall be treated as owning the larger interest;

                            (C) any person owning (or considered as owning
within the meaning of section 318 of the Code) more than 5% of the outstanding stock of a Participating Company or a Related Entity or stock possessing more than 5% of the total combined voting power of such stock;

                            (D) a person who would be described in subsection
(C) above if 1% were substituted for 5% each place the same appears in subsection (C) above, and who has annual compensation of more than $150,000. For purposes of determining ownership under this subsection, section 318(a)(2)(C) of the Code shall be applied by substituting 5% for 50%.

                  (c) Vesting. A Member shall have a nonforfeitable right to a percentage of his Accrued Benefit in accordance with the schedule set forth below to the extent the schedule provides a larger nonforfeitable benefit than subsection 9(a).

                                                 Nonforfeitable
                 Years of Service                  Percentage

                 Less than 3 years                        0%
                 3 years or more                        100%


                            The schedule above shall apply to all benefits
accrued as of the date the schedule becomes effective and all benefits accrued


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

for Plan Years thereafter to which this Section applies. If the Plan ceases to be top-heavy, no benefit which became nonforfeitable under the schedule above shall become forfeitable. For Members with three Years of Service or more, the schedule shall continue to apply to future accruals if it provides a larger nonforfeitable benefit.

                  (d) Minimum Benefit. With respect to any Member who is not a "key employee," the Member's Accrued Benefit shall be adjusted so that it is not less than the "applicable percentage" of the Member's compensation for "years in the testing period." For this purpose, "compensation" for any Plan Year means the Member's compensation as defined in subsection 6(c), and the term "applicable percentage" means the lesser of (i) 2% multiplied by the Member's Years of Service, excluding Years of Service (A) for which the Plan was not a top-heavy plan for the Plan Year ending coincident with or within such Year of Service or (B) completed in a Plan Year beginning before January 1, 1984, or
(ii) 20%. The term "years in the testing period" means the five consecutive Plan Years in which the Member completed a Year of Service during which the Member had the greatest aggregate compensation, excluding such periods (i) ending in a Plan Year beginning before January 1, 1984 or (ii) beginning after the close of the last Plan Year in which the Plan was a top-heavy plan. The computation period for purposes of determining a Year of Service under this subsection shall be the Plan Year. Each "non-key employee" of a Participating Company who has completed 1,000 Hours of Service during the Plan Year and who has satisfied the eligibility requirements of subsection 3(a) shall receive the minimum benefit regardless of (i) whether the "non-key employee" is employed on the last day of the Plan Year or (ii) the "non-key employee's" earnings level for the Plan Year.

18. MISCELLANEOUS

                  (a) Incapacity. If the Committee determines that a person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may make payments to such person for his benefit, or apply the payments for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit in accordance with the provisions of this subsection shall be a complete discharge of any liability to make such payment.

                  (b) Reversions. In no event, except as provided herein, shall the Trustee return to a Participating Company any amount contributed by it to the Plan.

                         (i) Mistake of Fact. In the case of a contribution made
by a good faith mistake of fact, the Trustee shall return the erroneous portion of the contribution, without increase for investment earnings, but with decrease for investment losses, if any, within one year after payment of the contribution to the Fund.

                         (ii) Deductibility. All Participating Company
contributions are expressly conditioned on deductibility under section 404 of the Code. To the extent deduction of any contribution determined by the Company to be deductible is disallowed, the Trustee shall return that portion of the contribution, without increase for investment earnings but with decrease for investment losses, if any, for which deduction has been disallowed within one year after the disallowance of the deduction.

                         (iii) Termination. If the Plan terminates, residual
assets shall be returned to the Participating Companies to the extent permitted by subsection 13(d).

                         (iv) Limitation. No return of contribution shall be
made under this subsection which adversely affects the Plan's qualified status under regulations, rulings or other published positions of the Internal Revenue Service or reduces a Member's Accrued Benefit below the amount it would have been had such contributions not been made.

                  (c) Employee Data. The Committee may require that each Employee provide such data as it deems necessary upon his becoming a Member in the Plan. Each Employee, upon becoming a Member, shall be deemed to have approved of and to have acquiesced in each and every provision of the Plan for himself, his personal representatives, distributees, legatees, assigns, and beneficiaries.

                  (d) In Writing Requirement. Unless otherwise required by law, a requirement that a transaction or consent under the Plan be "in writing" may, at the discretion of the Plan Administrator, be effected through an interactive telephone system or by other types of electronic communication.

                  (e) Doubt as to Right to Payment. If at any time any doubt exists as to the right of any person to any payment under the Plan or the amount or time of such payment (including, without limitation, any case of doubt as to identity, or any case in which any notice has been received from any other person claiming any interest in amounts payable hereunder, or any case in which a claim from other persons may exist by reason of community property or similar laws), the Administrator may direct the Trustee to hold such sum as a segregated amount in trust until such right or amount or time is determined or until order of a court of competent jurisdiction, or to pay such sum into court in accordance with appropriate rules of law or to make payment only upon receipt of a bond or similar indemnification (in such amount and in such form as is satisfactory to the Administrator).

                  (f) Inability to Locate Distributee. Notwithstanding any other provision of the Plan, if the Administrator cannot locate any person to whom a payment is due under this Plan, the benefit in respect of which such payment is to be made shall be forfeited at such time as the Administrator shall determine in its sole discretion (but in all events prior to the time such benefit would otherwise escheat under any applicable state law); provided, that such benefit shall be reinstated if such person subsequently makes a valid claim for such benefit.

                  (g) Estoppel of Members and Their Beneficiaries. The Participating Companies, Committee, Administrator and Trustee may rely upon any certificate, statement or other representation made to them by an Employee,

Member or beneficiary with respect to age, length of service, leave of absence, date of cessation of employment, marital status, or other fact required to be determined under any other provisions of this Plan, and shall not be liable on account of the payment of any moneys or the doing of any act in reliance upon any such certificate, statement or other representation. Any such certificate, statement or other representation made by an Employee or Member shall be conclusively binding upon such Employee or Member and his beneficiary, and such Employee, Member or beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement or other representation. Any such certificate, statement or other representation made by a Member's beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement or other representation.

                  (h) Law Governing. This Plan shall be construed, administered and applied in a manner consistent with the laws of the Commonwealth of Pennsylvania where those laws are not superseded by federal law.

                  (i) Pronouns. The use of the masculine pronoun shall be extended to include the feminine gender wherever appropriate.

                  (j) Interpretation. The Plan is a defined benefit pension plan including a qualified, tax exempt trust under sections 401(a) and 501(a) of the Code. The Plan shall be interpreted in a manner consistent with its satisfaction of all requirements of the Code applicable to such a plan.

                  (k) Special Effective Dates

                         (i) Subsections 5(d), 6(a), 16(a) and 16(b) are
effective as of January 1, 1997.

                         (ii) Subsection 6(b) is effective for Plan Years
beginning on or after January 1, 1999.

                         (iii) The deletion of the combined limitation of
section 415(e) of the Code as accomplished through deletion of the corresponding provisions of the Plan as of January 1, 2000.

                         (iv) All reference to section 414(u) of the Code are
effective under the corresponding provisions of the Plan as of Decemer 14, 1994.

                         (v) All references to $3,500 shall become $5,000 as of
January 1, 2002.

                         (vi) Subsection 9(f) is effective for Plan Years
beginning on or after January 1, 2000.

                         (vii) Any special effective date specified in the
Plan's text shall be effective according to its terms.

             IN WITNESS WHEREOF, and as evidence of the adoption of this Plan by the Company, it has caused the same to be signed by its representatives thereunto duly authorized, and its corporate seal to be affixed thereto, this ______ day of _____________________, 2002.

                                  NATIONAL PENN BANCSHARES, INC.
Attest:




_________________________                       _________________________
Secretary                                       President




(Corporate Seal)

                                   SCHEDULE A

                       SERVICE WITH PREDECESSOR EMPLOYERS

                                        (1)                        (2)
                                   Eligibility                  Credited
                                   and Vesting                  Service/
Predecessor Employer                 Service                 Benefit Years

Sellersville Savings & Loan        all service              January 1, 1991
Association

First Lehigh Bank                  all service              July 1, 1993

Chestnut Hill National Bank        all service              January 1, 1994

Central Penn Savings Association   all service              July 1, 1994

Eleverson National Bank            all service              January 5, 1999

*Panasia Bank                      July 11, 2000            July 11, 2000

Bernville Bank NA                  all service              January 4, 2001










*See subsection 3(a) for limited class of covered employees